Exhibit 10.1

AMENDMENT NUMBER FIVE TO CLINICAL TRIAL AGREEMENT

THIS AMENDMENT NUMBER FIVE TO THE CLINICAL TRIAL AGREEMENT (the “Amendment #5”) is entered into on May 20, 2011 (“Amendment Effective Date”) between The General Hospital Corporation, d/b/a Massachusetts General Hospital, a not-for-profit corporation organized under the laws of Massachusetts with its principal place of business at 55 Fruit Street, Boston, MA 02114 (“Institution”), and CytoDyn, Inc., a publicly traded corporation organized under the laws of Colorado with its principal place of business at 1511 Third Street, Santa Fe, New Mexico 87505 (“Company”).

RECITALS

A.	WHEREAS, Institution has previously entered into a Clinical Trial Agreement to perform the Study entitled “An observational study to determine the in-vitro immunologic and virology activity of Cytolin,” with Company on September 28, 2009, as amended on October 14, 2009; December 1, 2009; March 1, 2010; and December 7, 2010 (the “Agreement”); and

B.	WHEREAS, Principal Investigator has received approval from the IRB to extend the Study, which in turn has led to increased budget costs in order for Institution to complete the Study; and

C.	WHEREAS, the Parties now desire to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, Institution and Company agree as follows:

1.	Except as expressly modified by this Amendment #5, all of the terms and conditions of the Agreement shall remain in full force and effect. All terms used herein shall have the same meaning as ascribed to them in the Agreement.

2.	Section 9.1 of the Agreement shall be replaced in its entirety as follows:

General. Company agrees to support the Study with a total research grant of Eight Hundred, Sixty-Five Thousand, Three Hundred and Seventy-Five Dollars ($865,375.00), inclusive of indirect costs. Five Hundred Seventy Three Thousand Seven Hundred Eighty Five Dollars ($573,785.00) has already been paid to Institution, and the remaining $291,590.00 (“Remaining Payment”) shall be paid as follows: 50% of Remaining Payment shall be paid 30 days after execution of this Amendment #5; another 25% shall be due at month four following execution of this Amendment #5; and the remaining 25% shall be due at month six following execution of this Amendment #5.

3.	Upon request by Principal Investigator, Company will use its best efforts to deliver sufficient new murine product, at no cost to Institution, as may be needed for the Study Protocol. It is estimated that Institution will need 25 ml (1mg/1ml) of the murine product after the Amendment #5 is executed, but Company will provide additional amounts if needed. Principal Investigator shall also have access to the humanized version of the antibody if needed to complete the Study.

4.	Section 6.1 of the Agreement (“Use of Name”) shall be replaced in its entirety as follows: “Except for disclosure by Institution of Company’s support for the Study in publications, for purposes of recruitment/consent of Study subjects, and by either Party for purposes of meeting any applicable requirements for the registration of the Study or of Study results with a publicly accessible or other clinical trial registry; and for satisfying the Company’s obligation to report its financial commitments to Institution, in cash or in kind, and related material events as it believes in good faith are required by applicable law, including, without limitation, any law, rule or regulation promulgated by the Securities and Exchange Commission or any listing or trading agreement concerning its publicly traded securities; neither Party to this Agreement shall use the name of the other Party or of any staff member, employee, student, or agent of the other Party, or any adaptation, acronym or name by which the other Party is commonly known, in any advertising, promotional or sales literature, or in any publicity without the prior written approval of the Party or individual whose name is to be used, which approval shall not be unreasonably withheld.

5. This Amendment #5 shall be made part of the Agreement and attached thereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment #5 to be executed as of the last date written below.

ACCEPTED and AGREED:

The General Hospital Corporation

/s/ Marjorie Campbell
Marjorie Campbell, R.N., J.D.
Agreement Associate

CytoDyn, Inc.

/s/ Kenneth J. Van Ness
Kenneth J. Van Ness
Chief Executive Officer

READ and ACKNOWLEDGED:

/s/ Eric Rosenberg
Eric Rosenberg, M.D.
Principal Investigator